EXHIBIT (i)(2)



                                CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 49 to the Registration Statement of Eaton Vance Income Fund of Boston (1933 Act File No. 02-42722) of my opinion dated June 21, 1999, which was filed as Exhibit (i) to Post-Effective Amendment No. 46.


                                  /s/ Maureen A. Gemma
                                  --- ------- -- -----
                                  Maureen A. Gemma, Esq.


May 21, 2001
Boston, Massachusetts